Post-Effective
                                                          Amendment No. 2 to
                                                          SEC File No. 70-8971


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   DECLARATION

                                      UNDER

                    THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                  GPU INTERNATIONAL, INC. ("GPU International")
                       GPU ELECTRIC, INC. ("GPU Electric")
                               One Upper Pond Road
                          Parsippany, New Jersey 07054
             (Name of companies filing this statement and addresses
                         of principal executive office)



                                GPU, INC. ("GPU")
                (Name of top registered holding company parent of applicants)

Wayne Thomson                           Douglas E. Davidson, Esq.
GPU International, Inc.                 Berlack, Israels & Liberman LLP
GPU Electric, Inc.                      120 West 45th Street
One Upper Pond Road                     New York, New York  10036
Parsippany, New Jersey  07054




                   (Names and addresses of agents for service)

               GPU International and GPU Electric hereby post-effectively amend their Declaration on Form U-1, as heretofore amended, docketed in SEC File No. 70-8971, as follows:

          1. By completing Item 2 thereof to read in its entirety as follows:

               ITEM 2.FEES,  COMMISSIONS AND EXPENSES

     GPU International and GPU Electric estimate that the fees, commissions and expenses to be incurred in connection with the transactions which are the subject of Post-Effective Amendment No. 1, will be as follows:

               Legal Fees:
                      Berlack, Israels & Liberman LLP            $5,000
               Miscellaneous                                        500
                                                                 ------
                                                                 $5,500

2.             By filing the following exhibits in Item 6 thereof:

                      F      -      Opinion of Berlack, Israels & Liberman LLP

                      G      -      Financial Data Schedule



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



                                    SIGNATURE

               PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED THIS STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                            GPU INTERNATIONAL, INC.


                                            By:    /s/ R. P. Lantzy
                                               ----------------------------
                                                   R. P. Lantzy
                                                   Senior Vice President and
                                                   Chief Operating Officer

                                            GPU ELECTRIC, INC.


                                            By:    /s/ B. L. Levy
                                                 --------------------------
                                                   B. L. Levy
                                                   President


Date:          April 26, 1999



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